UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2007

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard
Chantilly, Virginia  20151-1010
(703) 502-2000

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13(e)-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Changes in Company’s Certifying Accountant, Financial Statements and Exhibits

ITEM 4.01    CHANGES IN COMPANY’S CERTIFYING ACCOUNTANT.

(a) Previous independent registered public accounting firm:

(i) On June 5, 2007, GTSI Corp. (the “Company”) dismissed Ernst & Young LLP as its independent registered public accounting firm. The Company’s Audit Committee participated in and made the decision to change the Company’s independent registered public accounting firm.

(ii) The reports of Ernst & Young on the financial statements of the Company for the fiscal years ended December 31, 2005 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for the modification of the December 31, 2006 report regarding the Company’s required adoption of the Statement of Financial Accounting Standard Number 123(R) Share Based Payment.  In addition, Ernst &Young’s report for December 31, 2005 stated that there was substantial doubt about the Company’s ability to continue as a going concern.

(iii) During the fiscal years ended December 31, 2005 and 2006 and through June 5, 2007, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused them to make reference thereto in their reports on the financial statements for such years.

(iv) During the fiscal years ended December 31, 2005 and 2006, and through June 5, 2007, there were no reportable events within the meaning of Item 304(a)(1)(v), except for the material weaknesses in internal control over financial reporting described in the following paragraphs.

In its Annual Report on Form 10-K for the year ended December 31, 2005, the Company reported it had material weaknesses in the following areas of the Company’s internal control over financial reporting: (1) an insufficient number of finance and accounting staff and some of the Company’s finance and accounting staff lacked sufficient training and expertise in areas such as accounting for leasing transactions, revenue recognition for services, and income taxes; (2) insufficient controls over the quarterly and year-end financial close and reporting process; and (3) insufficient execution and oversight related to its customer order fulfillment process during 2005. The combination of the above factors resulted in errors in the preparation of the 2005 interim and annual financial statements in the areas of inventory valuation, accounts payable, accounts receivable, sales, and cost of sales, and resulted in a number of post-closing adjustments to the Company’s consolidated financial statements as of and for the year ended December 31, 2005 and restatement of its interim financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

In addition, in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005, the Company reported it had the following additional material weaknesses in the following areas of the Company’s internal control over financial reporting: (1) insufficient controls over the accounting for the transfer of receivables to third parties; and (2) insufficient oversight of its accounts payable process, to include a lack of sufficient finance and accounting staff to perform monthly reconciliations of all accounts payable balances. The combination of these additional material weaknesses resulted in errors in the preparation of the 2005, 2004 and 2003 interim and annual financial statements in the areas of lease transactions and related transfers of receivables, inventory valuation, accounts payable, accounts receivable, sales, and cost of sales, and required restatement of the Company’s consolidated financial statements as of and for the year ended December 31, 2005, 2004 and 2003 and restatement of interim financial statements for the first quarter ended March 31, 2006.

The material weaknesses noted above remained in place as of December 31, 2006, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  Additionally, as of December 31, 2006, Ernst & Young reported to the Company an additional material weakness in the Company’s internal control over the revenue recognition process, particularly related to professional services revenue.

The Audit Committee and management have discussed these material weaknesses with Ernst & Young and have authorized Ernst & Young to respond fully to any inquiries about the Company’s material weaknesses over financial reporting as may be made by the Company’s successor independent registered public accounting firm, PricewaterhouseCoopers LLP.

(v) The Company has requested that Ernst & Young furnish the Company with a letter addressed to the SEC stating whether or not Ernst & Young agrees with the above statements. A copy of such letter, dated June 11, 2007, is filed as Exhibit 16 to this Form 8-K.

(b) New independent registered public accounting firm:

(i) The Company engaged PricewaterhouseCoopers LLP as its new independent registered public accounting firm as of June 6, 2007. During the fiscal years ended December 31, 2005 and 2006 and through June 5, 2007, the Company has not consulted with PricewaterhouseCoopers regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that PricewaterhouseCoopers concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) The following exhibits are filed as part of this report:

16.1                           Letter to Securities and Exchange Commission from Ernst & Young LLP, dated June 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By:	/s/ Joe Ragan
Joe Ragan
Senior Vice President and CFO

Date:  June 11, 2007